As filed with the Securities and Exchange Commission on March 3, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LOOPNET, INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0463987
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
185 Berry Street, Suite 4000
San Francisco, CA 94107
(Address of Principal Executive Offices)

2006 Equity Incentive Plan
(Full title of the plan)

Richard J. Boyle, Jr.
Chief Executive Officer and Chairman of the Board of Directors
LoopNet, Inc.
185 Berry Street, Suite 4000
San Francisco, CA 94107
(Name and address of agent for service)
(415) 243-4200
(Telephone number, including area code, of agent for service)

Copy to:
Karen Dempsey, Esq.
Orrick, Herington and Sutcliffe, LLP
405 Howard Street
San Francisco, CA 94105
(415) 773-5700
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
(Calculation of Registration Fee on following page)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
Title of each class of securities	Amount to be	offering price	aggregate offering	registration
to be registered	registered(1)	per share	price	fee
Common Stock, par value $0.001, reserved for future issuance under the 2006 Equity Incentive Plan	1,287,353 shares	$11.71 (2)	$15,074,904 (2)	$1,750.20

(1)	This registration statement shall also cover any additional shares of Common Stock which become issuable under the 2006 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $11.71 per share, which represents the average of the high and low prices of the Common Stock reported on The Nasdaq Global Select Market for March 1, 2011.

          On June 6, 2006, LoopNet, Inc., (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-134765), with respect to 7,000,000 shares of common stock, par value $0.001 per share, to be issued pursuant to the Registrant’s 2006 Equity Incentive Plan, and 3,159,232 shares of common stock, par value $0.001 per share, to be issued pursuant to the Registrant’s 2001 Stock Option Plan. That filing is hereby incorporated by reference.
          Pursuant to Section 3(a) of the 2006 Equity Incentive Plan, on the first day of each fiscal year of the Registrant beginning in 2007, an annual increase is made to the number of shares available for issuance under the 2006 Equity Incentive Plan, which is also known as an “Evergreen Increase.” The Evergreen Increase for each fiscal year from 2007 to 2010 was reflected by the filing of a Registration Statement on Form S-1 on each of January 29, 2007 (File No. 333-140288), March 6, 2008 (File No. 333-149569), February 27, 2009 (File No. 333-157609) and March 1, 2010 (File No. 333-165120). Each of these filings are hereby incorporated by reference.
     This Registration Statement on Form S-8 is being filed with respect to the Evergreen Increase on the first day of fiscal year 2011, which equaled 1,287,353 shares.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents, which have been filed by the Registrant with the Commission are hereby incorporated by reference:
          (a) The Registrant’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (File No. 000-52026), filed with the Commission on March 3, 2011 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.
          (c) The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A (File No. 000-52026), filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.
Item 8. Exhibits.

Exhibit
Number
4.1*	LoopNet, Inc. 2006 Equity Incentive Plan

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1	Powers of Attorney (see page 4)

*	Incorporated by reference to Exhibit 10.3 of the corresponding number filed with the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-132138)

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 3, 2011.

LoopNet, Inc.

By:	/s/ Richard J. Boyle, Jr. Richard J. Boyle, Jr.
Chief Executive Officer and Chairman of the Board of Directors
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard J. Boyle, Jr. and Brent Stumme, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard J. Boyle, Jr. Richard J. Boyle, Jr.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 3, 2011

/s/ Brent Stumme Brent Stumme	Chief Financial Officer and Senior Vice President, Finance and Administration (Principal Financial and Accounting Officer)	March 3, 2011

/s/ Noel J. Fenton Noel J. Fenton	Director	March 3, 2011

/s/ Thomas E. Unterman Thomas E. Unterman	Director	March 3, 2011

/s/ Dennis Chookaszian Dennis Chookaszian	Director	March 3, 2011

/s/ Scott Ingraham Scott Ingraham	Director	March 3, 2011

/s/ William Byrnes William Byrnes	Director	March 3, 2011

/s/ James T. Farrell James T. Farrell	Director	March 3, 2011

INDEX TO EXHIBITS

Exhibit
Number

4.1*	LoopNet, Inc. 2006 Equity Incentive Plan

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1	Powers of Attorney (see page 4)

*	Incorporated by reference to Exhibit 10.3 filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-132138).